                                                                      Exhibit 2E

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Registration Statement under the Securities Act of 1933 on Form S-6 (File No. 333-33351) of our report which includes an explanatory paragraph, regarding the adoption of Financial Accounting Standards Board Interpretation No. 40 and Statement of Financial Accounting Standards No. 120, dated January 22, 1998 on our audit of the financial statements of The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company). We also consent to the reference to our firm under the caption "Experts."



                                                       COOPERS & LYBRAND L.L.P.



Boston Massachusetts
March 13, 1998